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                                                                       EXHIBIT 5

                OPINION AND CONSENT OF SCHRECK, JONES, BERNHARD,
                          WOLOSON & GODFREY CHARTERED

             Schreck, Jones, Bernhard, Woloson & Godfrey Chartered
                         600 East Charleston Boulevard
                            Las Vegas, Nevada 89104

                               December 22, 1995

Circus Circus Enterprises, Inc.
2880 Las Vegas Boulevard South
Las Vegas, Nevada 89109

      Re: Registration Statement No. 33-[         ];
        $400,000,000 Aggregate Principal
        Amount of Debt Securities
        ------------------------------------------------

Ladies and Gentlemen:

    In connection with the registration of $400,000,000 aggregate principal amount of debt securities (the "Debt Securities"), of Circus Circus Enterprises, Inc., a Nevada corporation ("Circus Circus"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange
Commission (the "Commission") on December 22, 1995 (File No. 33-         )  (the
"Registration Statement"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by Circus Circus in connection with the authorization and issuance of the Debt Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to the laws of the State of Nevada and we do not purport to be experts on, nor do we express any opinion herein concerning, any law other than the law of the State of Nevada, or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion herein concerning any federal law, including any federal securities law, or any state securities law.

    Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

    Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof: The Debt Securities have been duly authorized by all necessary corporate action of Circus Circus, and when the Debt Securities have been duly established by an Indenture, and duly executed, authenticated and delivered by or on behalf of Circus Circus against payment therefor in accordance
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with the terms of an Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of Circus Circus, enforceable against Circus Circus in accordance with their terms.

    The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights contained in Section 4.08 of each of the Indentures; (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (vi) we express no opinion with respect to Article III of the Senior Secured Debt Indenture or any other provision of the Senior Secured Debt Indenture or the Senior Secured Debt Securities insofar as they pertain to the Security Documents, the Bank Security Documents (each as defined in the Senior Secured Debt Indenture), the security interests contemplated thereby and the collateral subject thereto.

    To the extent that the obligations of Circus Circus under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.

    This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ SCHRECK, JONES, BERNHARD,
                                            WOLOSON & GODFREY